UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2010

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2010, Orleans Homebuilders, Inc. (the “Company”) issued a press release announcing that the Company’s recent discussions with its senior lending group have resulted in an agreement to pursue negotiation of a plan of reorganization with the support of the Company’s senior lending group.  As a result, the Company terminated the previously announced Asset Purchase Agreement with NVR, Inc. and the Company cancelled the hearing scheduled for May 21, 2010 in the United States Bankruptcy Court for the District of Delaware on the Company’s motion for, among other things, establishment of bidding procedures with respect to the purchase of substantially all of the assets of the Company and approval of the Asset Purchase Agreement with NVR, Inc.

For a description of the material terms of the Asset Purchase Agreement with NVR, Inc., a copy of which is filed herewith as Exhibit 10.1, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2010, which is incorporated herein by reference.

The Company cannot offer any assurances as to the timing, contents or outcome of any plan or reorganization or the Company’s potential emergence from bankruptcy.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the anticipated filing of a plan of reorganization by the Company and the timing thereof; the terms of any such plan of reorganization; potential emergence from Chapter 11 and the timing thereof; the potential preservation of the Company’s name and operations; any sale of the Company or its assets; potential restructurings of the Company’s liabilities; required bankruptcy court approvals; potential strategic transactions, including refinancing, reorganizations, recapitalization and sale transactions involving the Company; payments to trade creditors, employees, or customers; anticipated and potential asset sales; anticipated liquidity; and strategic transactions and alternatives including but not limited to the sale or restructuring of the Company.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to operate under the terms of the Company’s DIP Loan Agreement; the Company’s ability to obtain court approval with respect to motions relating to the bankruptcy filings; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, the Company does not anticipate that it will make any distribution with respect to its currently outstanding equity securities, whether in connection with the bankruptcy proceedings or otherwise.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010 February 19, 2010, March 3, 2010, March 11, 2010, March 22, 2010, April 20, 2010, April 22, 2010 and April 27, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of April 13, among Orleans Homebuilders, Inc., the Seller Affiliates named therein and NVR, Inc. (filed herewith).
99.1	Press release of Orleans Homebuilders, Inc. dated May 19, 2010 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2010

Orleans Homebuilders, Inc.

By:	/s/ Benjamin D. Goldman
Name: Benjamin D. Goldman
Title: Vice Chairman

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Asset Purchase Agreement, dated as of April 13, among Orleans Homebuilders, Inc., the Seller Affiliates named therein and NVR, Inc. (filed herewith).  Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 20, 2010.

99.1	Press release of Orleans Homebuilders, Inc. dated May 19, 2010 (furnished herewith).